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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-A/A

                                 AMENDMENT NO. 3
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        Pursuant to Section 12(b) or (g)
                     of the Securities Exchange Act of 1934

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                               EOG RESOURCES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                               47-0684736
      (State or Other Jurisdiction                    (IRS Employer
   of Incorporation or Organization)             Identification Number)
            333 Clay Street
               Suite 4200                              77002-4103
             Houston, Texas
(Address of Principal Executive Offices)               (Zip Code)



If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to Section 12(b)      securities pursuant to Section 12(g)
of the Exchange Act and is effective      of the Exchange Act and is effective
pursuant to General Instruction A.(c),    pursuant to General Instruction A.(d),
please check the following box. [X]       please check the following box. []






Securities Act registration statement file number to which this form relates:
_____________
(If applicable)

      Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of Each Exchange on Which
Title of Each Class to be so Registered      Each Class is to be Registered
---------------------------------------  ---------------------------------------
   Preferred Share Purchase Rights              New York Stock Exchange



      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                              (Title of Each Class)

      The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on February 18, 2000, as follows:

      Item 1.  Amended and Restated Description of Securities to be
Registered.

      On April 11, 2002, EOG Resources, Inc., a Delaware corporation (the "Company"), and EquiServe Trust Company of New York (the "Rights Agent") entered into an amendment (the "Amendment") to the Rights Agreement, dated as of February 14, 2000, as amended, between the Company and the Rights Agent (the "Rights Agreement"). The Company entered into the Amendment in accordance with the agreement (the "EOG Share Agreement"), dated as of April 4, 2002, by and among the Company, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., a cooperative institution organized under the laws of The Netherlands ("Rabobank") and Royal Bank of Canada, a corporation organized under the laws of Canada ("RBC") governing various aspects of their future relationships, including certain obligations of the Company and certain limitations on the actions of Rabobank and RBC with respect to the Company and on their ability to sell, transfer, pledge or otherwise dispose of EOG Shares (as defined herein).

      The Amendment provides that notwithstanding the existing language of
Section 1(a) of the Rights Agreement, Rabobank will not be deemed an "Acquiring Person" so long as it beneficially owns, in addition to its beneficial ownership interest in the EOG Shares (including any direct ownership interest thereof which may arise as a result of a purchase of the EOG Shares by Rabobank), not more than 1,500,000 shares in the aggregate of the Company's common stock, par value $0.01 (the "Company Common Stock"), all of which are beneficially owned as a result of the ordinary course operations conducted by it or its subsidiaries which are engaged in the asset management business and such shares are not held with any purpose or effect of changing or influencing control of Company.

      As used herein, "EOG Shares" means 11,500,000 shares of the Company Common Stock, in which Rabobank acquired a beneficial interest as a result of the structured finance transactions involving it, RBC and Enron Corp., an Oregon corporation, and affiliated parties thereof (as the same may be adjusted pursuant to Section 4 of the EOG Share Agreement and as the amount thereof may be reduced by any sales, transfers, pledges or other dispositions to purchasers other than Rabobank or RBC or their respective affiliates).

      The foregoing description is qualified in its entirety by reference to the Rights Agreement and the Amendment which are incorporated herein by reference.

      Item 2.   Exhibits.

1 Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 1 to EOG's Registration Statement on Form 8-A, filed February 18, 2000).

2 Amendment, dated as of December 13, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 2 to Amendment No. 1 to EOG's Registration Statement on Form 8-A/A, filed December 14, 2001).

3 Letter, dated December 13, 2001, from First Chicago Trust Company of New York to EOG Resources, Inc. resigning as rights agent effective January 12, 2002 (incorporated herein by reference to Exhibit 3 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

4 Amendment, dated as of December 20, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

5 Letter, dated December 20, 2001, from EOG Resources, Inc. to EquiServe Trust Company, N.A. appointing EquiServe Trust Company, N.A. as successor rights agent (incorporated herein by reference to Exhibit 5 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

6 Amendment, dated as of April 11, 2002, to the Rights Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed April 12, 2002).

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         EOG RESOURCES, INC.



Dated:  April 12, 2002                   By: /s/ David R. Looney
                                             ------------------------------
                                             Name:  David R. Looney
                                             Title: Vice President, Finance

                                  EXHIBIT INDEX



1 Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 1 to EOG's Registration Statement on Form 8-A, filed February 18, 2000).

2 Amendment, dated as of December 13, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 2 to Amendment No. 1 to EOG's Registration Statement on Form 8-A/A, filed December 14, 2001).

3 Letter dated December 13, 2001, from First Chicago Trust Company of New York to EOG Resources, Inc. resigning as rights agent effective January 12, 2002 (incorporated herein by reference to Exhibit 3 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

4 Amendment, dated as of December 20, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

5 Letter dated December 20, 2001, from EOG Resources, Inc. to EquiServe Trust Company, N.A. appointing EquiServe Trust Company, N.A. as successor rights agent (incorporated herein by reference to Exhibit 5 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

6 Amendment, dated as of April 11, 2002, to the Rights Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed April 12, 2002).